UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 11, 2011

INTERSIL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 Murphy Ranch Road, Milpitas, CA                                                                                                             95035
(Address of principal executive offices)                                                                                                             (Zip Code)

Registrant’s telephone number, including area code:                                                                                                   (408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 11, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Intersil Corporation (the “Company”) approved a new incentive program for the individuals identified as named executive officers in the Company’s 2011 Proxy Statement.  The new incentive program (the “MSU Program”) is intended to replace the Company’s previous performance-based deferred stock unit program.

Under the MSU Program, the distribution of awards is based on the Company’s total shareholder return (as determined by the Committee) and stock price appreciation relative to the total shareholder return and stock price appreciation of the Company’s peer group of companies.  The Committee believes this change in the performance-based equity program more closely aligns the interests of our shareholders and the Company’s management team by rewarding performance that causes an increase in the Company’s stock price. No payouts will be made under the MSU Program unless the Company’s total shareholder return is (1) greater than 10% and (2) greater than the 50th percentile of total shareholder return of our peer group of companies.  In order for named executive officers to receive a 100% MSU Program payout, the Company’s total shareholder return must be at the 75th percentile compared to our peer group of companies.

For awards granted under the MSU Program in 2011, the performance measurement period will be two-years. MSU Program awards will be granted on April 1, 2011 and, depending upon performance, one half will become vested on April 1, 2013 and the other half will become vested on April 1, 2014.  At the named executive officer’s option, he or she may choose to receive 50% of the award in stock options and 50% in deferred stock units in lieu of receiving 100% of the award in deferred stock units.

Under the MSU Program, the actual target number of MSUs granted to each named executive officer on April 1, 2011will equal twice the value of the named executive officer’s annual incentive plan target divided by the closing price of the Company’s common stock on the NASDAQ Exchange on April 1, 2011.   Under the MSU Program, depending on the Company’s performance, the minimum amount payable to a named executive officer upon vesting is zero and the maximum amount payable is 150% of the named executive officer’s actual target number.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date:	March 17, 2011	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary